Exhibit 10.1

QUAD/GRAPHICS, INC.

1999 NONQUALIFIED STOCK OPTION PLAN

1.             Purpose.  The purpose of the Quad/Graphics, Inc. 1999 Nonqualified Stock Option Plan (the “Plan”) is to promote the best interests of Quad/Graphics, Inc. (the “Company”) and its shareholders by providing (a) employees of the Company and its Related Corporations (as defined in Section 3) and (b) members of the Company’s Board of Directors (the “Board”) who are not employees of the Company or its Related Corporations with an opportunity to acquire or increase their proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company.  In addition, the opportunity to acquire or increase a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability and persons of exceptional competence as members of the Board.  It is intended that the options issued pursuant to the Plan will constitute nonqualified stock options that do not meet the requirements of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision thereto.  Each option granted under the Plan shall be evidenced by a written option agreement with the recipient thereof (an “Option Agreement”) setting forth the terms and conditions of the grant and the exercise of the subject option, as determined by the Board in accordance with the Plan.

2.             Administration.  The Plan shall be administered by the Board.  The Board may, in its discretion, delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Board hereunder, except to the extent prohibited by any applicable law or rules.  Any such allocation or delegation may be revoked by the Board at any time.  To the extent that the Board has delegated to such other committee or one or more officers the authority and responsibility of the Board hereunder, all references to the Board herein shall include such other committee or one or more officers.  Subject to the provisions of the Plan, the Board, in its complete and sole discretion, shall select the persons to whom options shall be granted; shall determine the number and class of shares to be embraced in each option, the time at which the option is to be granted, the option period, the option price and the manner in which options become exercisable; and shall establish such other provisions of the Option Agreements as the Board may deem necessary or desirable.  The Board may adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interest of the Company.  The interpretation by the Board of any provision of the Plan or an Option Agreement shall be final.

3.             Eligibility.  Any employee (“Employee”) of the Company, or its present and future parent corporation and/or subsidiaries, as defined in Sections 424(e) and (f) of the Code (“Related Corporations”), including any Employee who is a director of the Company or its Related Corporations, whose judgment, initiative and efforts contribute materially, in the opinion of the Board, to the successful performance of the Company or its Related Corporations, shall be eligible to receive options under the Plan.  In addition, any member of the Board (“Director”) who is not also an Employee of the Company or its Related Corporations shall be eligible to receive options under the Plan.  The Board’s decisions and determinations under the Plan need not be uniform and may be made selectively among recipients, whether or not they are similarly situated.  The Board’s designation of a recipient of options hereunder in any year shall not require the Board to designate such person to receive options in any other year.

4.             Shares Subject to the Plan.  The shares to be subject to options under the Plan shall, in the sole discretion of the Board, be shares of the Company’s Class A Common Stock, $0.025 par value (“Class A Stock”) or the Company’s Class B Common Stock, $0.025 par value (“Class B Stock” and, together with Class A Stock, “Stock”), and may be either authorized and unissued or treasury shares.  The total amount of Stock for which options may be granted under the Plan will be determined by the Board from time to time, with such amount subject to adjustment as provided in Section 9.  In the event that an option granted under the Plan to any optionee expires, is cancelled or is terminated unexercised as to any shares of Stock covered thereby, then such shares thereafter shall be available for the granting of additional options under the Plan.

5.             Option Price.  The option price per share of Stock shall be fixed by the Board at the time of the grant of an option hereunder.

6.             Grant of Options.  Subject to the terms and conditions of the Plan, the Board may from time to time grant to such Employees and Directors as the Board may determine options to purchase such number of shares of Stock and on such terms and conditions as the Board may determine.  More than one option may be granted to the same optionee.  The day on which the Board approves the granting of an option shall be considered as the date on which such option is granted, unless otherwise provided by the Board.

7.             Option Period.  The Board shall determine and set forth in the particular Option Agreement the period during which each option may be exercised (the “Option Period”).

8.             Exercise of Options.  An Option may be exercised, in whole or in part, in accordance with the terms of the particular Option Agreement to which the option is subject, but only within the Option Period and only by delivery to the Company of a written notice of exercise specifying the number of shares with respect to which the option is being exercised.  Any notice of exercise shall be accompanied by full payment of the option price of the shares being purchased in cash or its equivalent or such other consideration as allowed by the terms of the particular Option Agreement to which the option is subject or as deemed adequate by the Board.  No shares shall be issued until full payment therefor has been made or arranged, and the granting of an option to an individual shall give such individual no rights as a shareholder except as to shares actually issued to him or her upon proper exercise.

9.             Capital Adjustments Affecting Common Stock.  In the event of any capital adjustment, whether resulting from a stock dividend, stock split, reorganization, split-off, split-up, merger, consolidation, combination or exchange of shares, extraordinary distribution or the like, then the number and/or kind of shares of Stock subject to the Plan and the number and/or kind of shares under option in then-outstanding Option Agreements shall coincidentally be considered to be adjusted in a manner consistent with such capital adjustment.  In the event there is any change other than as specified above in the number or kind of outstanding shares of Stock or of any other stock or other securities into which such Stock shall have been changed or for which it shall have been exchanged, then the Board may, in its sole discretion, determine that such change or exchange equitably requires an adjustment in the number and/or kind of shares of Stock subject to the Plan and the number and/or kind of shares under option in then-outstanding Option Agreements.  If any such adjusted number determined pursuant to the preceding sentences includes a fractional share, then such adjusted number shall be reduced to the next lower whole number without any offsetting or compensating adjustments.  The option price per share of any shares under option shall similarly be considered to be adjusted so that there will be no disproportionate change in the aggregate purchase price payable upon exercise of any such option, except insofar as the number of shares subject to the Plan or an outstanding option is reduced to eliminate any fractional shares.

10.           Corporate Mergers and Other Consolidations.  The Board may also grant options having terms and provisions which vary from those specified in the Plan provided that any options granted pursuant to this Section 10 are granted in substitution for, or in connection with the assumption of, existing options granted by another corporation and assumed or otherwise agreed to be provided by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition or other reorganization to which the Company is a party.

11.           Amendment, Modification and Termination.

11.1         The Board may, at any time, amend, alter, suspend, discontinue or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall be obtained if otherwise required by the Code, or any rules promulgated thereunder, or any applicable federal or state law, rule or regulation.  Termination of the Plan shall not affect the rights of optionees with respect to options previously granted to them, and all unexpired options shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

11.2         Amendment of Agreements.  The Board, subject to the same shareholder approval requirements set forth above, may amend an Option Agreement at any time; provided that no amendment may, in the absence of written consent to the change by the affected optionee, adversely affect the rights of any optionee under any Option Agreement effective under the Plan prior to the date such amendment is adopted.

12.           Effective Date and Term of Plan.  The effective date of the Plan is March 31, 1999.  The Plan shall terminate on such date as may be determined by the Board pursuant to Section 11.1 (the “Termination Date”).  Unless otherwise expressly provided in an applicable Option Agreement, any options granted before the Termination Date shall extend beyond the Termination Date and, to the extent set forth in the Plan, the authority of the Board to administer the Plan and to amend, alter, adjust, suspend, discontinue or terminate any such award, or to waive any conditions or restrictions with respect to any such award, and the authority of the Board to amend the Plan and the Option Agreement as provided herein, shall extend beyond the Termination Date.

13.           Tax Withholding.  The Company or any Related Corporation may deduct and withhold from any cash otherwise payable to an optionee such amounts as may be required for the purpose of satisfying the Company’s or such Related Corporation’s obligation to withhold federal, state or local taxes.  Further, in the event the amount so withheld is insufficient for such purpose, the Company may require as a condition precedent to the issuance or transfer of any shares of Stock upon or after exercise of any option that the optionee pay to the Company upon its demand, or otherwise make arrangements satisfactory to the Company for payment of, such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.  If the amount so requested is not paid, or if such arrangements are not made, the Company may refuse to issue or transfer shares of Stock upon or after exercise of the option.

With the consent of the Board, an optionee may be permitted to satisfy the Company’s withholding tax requirements by electing to have the Company withhold shares of Stock otherwise issuable to the optionee or to deliver to the Company shares of Stock having a fair market value on the date income is recognized pursuant to the exercise of an option equal to the amount required to be withheld.  The election shall be made in writing and shall be made according to such rules and in such form as the Board may determine.

14.           Miscellaneous.

14.1         Stock Transfer Restrictions.

(a)           Shares of Stock purchased under the Plan may not be sold or otherwise disposed of except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or in a transaction which, in the opinion of counsel for the Company, is exempt from registration under the Act; and (ii) in compliance with state securities laws.  Further, as a condition to issuance of shares of Stock purchased under the Plan, the optionee or his or her heirs, legatees or legal representatives, as the case may be, may be required by the Board to execute and deliver to the Company a restrictive stock transfer agreement in such form, and subject to such terms and conditions, as shall be reasonably determined or approved by the Board, which agreement, among other things, may impose certain restrictions on the sale or other disposition of any shares of Stock acquired under the Plan.  The Board may waive the foregoing restrictions, in whole or in part, in any particular case or cases or may terminate such restrictions whenever the Board determines that such restrictions afford no substantial benefit to the Company.

(b)           All certificates for shares delivered under the Plan pursuant to the exercise of an option shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the Plan and any applicable federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

14.2         Option Agreement.  No person shall have any rights under any options granted under the Plan unless and until the Company and the person to whom the options were granted shall have executed an Option Agreement pursuant to Section 1 hereof.

14.3         Requirements of Law.  The granting of options under the Plan, and the issuance of shares of Stock in connection with the exercise of such options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14.4         Governing Law.  The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Wisconsin.

14.5         Severability.  If any provision of the Plan or any Option Agreement (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or option, or (b) would disqualify the Plan, any Option

Agreement or any option under any law deemed applicable by the Board, then such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan, any Option Agreement or any option, then such provision shall be stricken as to such jurisdiction, person, or the Plan or Option Agreement and the remainder of the Plan and any such Option Agreement shall remain in full force and effect.